Contact:
Norman Barta, CEO                                             Garth Russell / Todd Fromer
Nephros, Inc.                                                        KCSA Worldwide
Tel: 212-781-5113                                                  212-896-1250 / 212-896-1215

Nephros Announces First Order from Major U.S. Hospital for Proprietary Water Filtration System

- Nephros enters the burgeoning water purification sector with a robust filtration solution. Nephros initially targets medical institutions with its new Dual Stage Ultrafilters, to remove a broad range of contaminants from hospital water supplies.-

NEW YORK, January 12, 2006 - Nephros, Inc. (AMEX: NEP) announced today that it has received its first Purchase Order from a major hospital in New York City for its new water filtration device. The hospital has placed an initial order for Nephros’ new Dual Stage Ultrafilter, or DSU, a water filtration system that will be used initially in the hospital’s patient showers. The Nephros DSU represents a new and complimentary product line to Nephros’ existing End Stage Renal Disease therapy business.

The Nephros DSU incorporates the company’s unique and proprietary dual stage filter architecture. The Nephros DSU is designed to remove a broad range of bacteria, viral agents and toxic substances, including salmonella, hepatitis, HIV, Ebola virus, ricin toxin, legionella, fungi and e-coli. Nephros believes the DSU removes these harmful substances more effectively than other water filters currently available.

“This is an exciting diversification for us, and marks an important starting point for Nephros in further developing and marketing our unique new water filtration technology,” said Norman Barta, Nephros CEO. “Our research and development work on the OLpūr H2H and MD filter technologies for End Stage Renal Disease therapy provided us with the foundations for a proprietary multi-stage water filter that is cost effective, extremely reliable, and long-lasting. Water contamination is a critical and ongoing issue; the recent Katrina and Wilma storms drove that point home all too clearly. We believe the Nephros DSU can offer a robust solution to a broad range of contaminated water problems. Hospitals are particularly stringent in their water quality requirements; transplant patients and other individuals whose immune systems are compromised can face a substantial infection risk in drinking or bathing with standard tap water that would generally not present a danger to individuals with normal immune function. With over 5,000 registered hospitals in the United States alone, we believe the hospital shower and faucet market can offer us a valuable opportunity as a first step in water filtration.” Nephros has begun investigating a range of commercial, industrial and retail opportunities for its DSU technology.

About Nephros Inc.
Nephros, Inc., headquartered in New York, is a medical device company developing and marketing products designed to improve the quality of life for the End-Stage Renal Disease (ESRD) patient, while addressing the critical financial and clinical needs of the care provider. Nephros also markets filtration products complimentary to its core ESRD therapy business. ESRD is a disease state characterized by the irreversible loss of kidney function. Nephros believes that its products are designed to remove a range of harmful substances more effectively, and more cost-effectively, than existing ESRD treatment methods; particularly with respect to substances known collectively as "middle molecules," due to their molecular weight, that have been found to contribute to such conditions as dialysis related amyloidosis, carpal tunnel syndrome, degenerative bone disease and ultimately, to mortality in the ESRD patient.

Forward Looking Statements
This news release contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such statements may include statements regarding the efficacy and intended use of Nephros’s technologies, the timelines for bringing such products to market and the availability of funding sources for continued development of such products and other statements that are not historical facts, including statements which may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. For such statements, Nephros claims the protection of the Private Securities Litigation Reform Act of 1995.

Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the control of Nephros. Actual results may differ materially from the expectations contained in the forward-looking statements. Factors that may cause such differences include the risks that: (i) products, including the DSU technology, that appeared promising to Nephros in research or clinical trials may not demonstrate anticipated efficacy, safety or cost savings in subsequent pre-clinical or clinical trials; (ii) Nephros may not obtain appropriate or necessary governmental approvals to achieve its business plan or effectively market its products; (iii) product orders may be cancelled, patients or customers currently using Nephros’s products may cease to do so and patients or customers expected to begin using Nephros’s products may not; (iv) Nephros’s technology and products, including DSU technology, may not be accepted in current or future target markets, which could lead to the failure to achieve market penetration of Nephros’s products; (v) Nephros may not be able to sell its ESRD or water filtration products at competitive prices or profitably; (vi) Nephros may not be able to secure or enforce adequate legal protection, including patent protection, for its products; (vii) the reliability, performance and endurance of Nephros’ water filtration device and technology, including its ability to remove a broad range of bacteria, viral agents and toxic substances, may not be as effective as Nephros believes it to be; and (viii) Nephros’ water filtration technology may not achieve anticipated market acceptance, including among hospitals, or that such technology may not be suitable for other commercial, industrial or retail opportunities. More detailed information about Nephros and the risk factors that may affect the realization of forward-looking statements is set forth in Nephros’s filings with the Securities and Exchange Commission, including Nephros’s Annual Report on Form 10-KSB filed with the SEC for the fiscal year ended December 31, 2004 and its Quarterly Report on Form 10-QSB filed with the SEC for the fiscal quarter ended September 30, 2005. Investors and security holders are urged to read those documents free of charge on the SEC’s web site at www.sec.gov. Nephros does not undertake to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.